                                                                   EXHIBIT T3C-1
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                        THIRTIETH SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER 1, 1995

             (SUPPLEMENTAL TO INDENTURE DATED AS OF MARCH 15, 1946)

                              ------------------

                       PENNSYLVANIA GAS AND WATER COMPANY
             (FORMERLY SCRANTON-SPRING BROOK WATER SERVICE COMPANY)

                                       TO

                 FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION
                                    TRUSTEE

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

          THIRTIETH SUPPLEMENTAL INDENTURE, dated as of the first day of December 1995, made by and between PENNSYLVANIA GAS AND WATER COMPANY (formerly Scranton-Spring Brook Water Service Company), a corporation organized and existing under the laws of the Commonwealth of Pennsylvania (hereinafter sometimes called the "Company"), and FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, and having its principal place of business at No. 100 Wall Street, Suite 1600, in The City of New York, New York, as Trustee (hereinafter sometimes called the "Trustee").

          WHEREAS, the Company executed and delivered its Indenture (hereinafter called the "Original Indenture") dated as of March 15, 1946, to Morgan Guaranty Trust Company of New York ("Morgan") (formerly Guaranty Trust Company of New
York), to secure its First Mortgage Bonds and has executed and delivered twenty-nine indentures supplemental thereto dated respectively as of February 15, 1951; as of September 15, 1951; as of January 15, 1952; as of March 15, 1952; as of June 15, 1952; as of December 1, 1954; as of April 15, 1956; as of November 15, 1956; as of March 15, 1957; as of September 1, 1958; as of April 15, 1959; as of July 15, 1960; as of October 31, 1961; as of December 15, 1961; as of December 15, 1963; as of June 15, 1966; as of October 15, 1967; as of May 1, 1970; as of
June 1, 1972; as of March 1, 1976; as of December 1, 1976; as of August 15, 1989; as of August 15, 1989; as of September 1, 1991; as of September 1, 1992; as of December 1, 1992; as of December 1, 1992; as of December 1, 1993; and as of November 1, 1994 (the Original Indenture as heretofore supplemented and to be supplemented by this Thirtieth Supplemental Indenture, and as the same may be further supplemented by additional indentures supplemental thereto, being hereinafter collectively called the "Indenture"); and

          WHEREAS, the Company, Morgan and the Trustee executed and delivered the Resignation, Successor Appointment and Acceptance Agreement dated as of September 2, 1994, pursuant to which the Trustee became successor trustee under the Indenture; and

          WHEREAS, the Company at November 30, 1995 (i) had retired all of the original issue of $24,500,000 principal amount of bonds of a series designated First Mortgage Bonds 2 7/8% Series due 1976 (hereinafter called "bonds of the First Series"), all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 3 1/2% Series due 1982, all of the original issue of $1,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 7/8% Series due 1987, all of the original issue of $2,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 3/4% Series due 1983, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 1/2% Series due 1985, all of the original issue of $3,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5% Series due 1986, all of the original issue of $5,000,000 principal amount of bonds of a series designated First Mortgage Bonds 4 5/8% Series due 1988, all of the original issue of $4,000,000 principal amount of bonds of a series designated First Mortgage Bonds 5 7/8% Series due 1991, all of the original issue of $15,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9% Series due 1991, all of the original issue of $10,000,000 principal amount of bonds of a series designated First Mortgage
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                                                                               2


Bonds 6 7/8% Series due 1992, all of the original issue of $12,000,000 principal amount of bonds of a series designated First Mortgage Bonds 10% Series due 1995, all of the original issue of $20,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9 1/4% Series due 1996, all of the original issue of $7,000,000 principal amount of bonds of a series designated First Mortgage Bonds 8% Series due 1997 and all of the original issue of $50,000,000 principal amount of bonds of a series designated First Mortgage Bonds 9.57% Series due 1996 and (ii) had outstanding and secured by the Original Indenture, as so supplemented to the date hereof, $10,000,000 (of an original issue of $10,000,000) principal amount of bonds of a series designated First Mortgage Bonds 9.23% Series due 1999, $15,000,000 (of an original issue of $15,000,000)
principal amount of bonds of a series designated First Mortgage Bonds 9.34% Series due 2019, $50,000,000 (of an original issue of $50,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7.20% Series due 2017, $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 8.375% Series due 2002, $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7.125% Series due 2022, $19,000,000 (of an original issue of $19,000,000) principal amount of bonds of a series designated First Mortgage Bonds 6.05% Series due 2019 and $30,000,000 (of an original issue of $30,000,000) principal amount of bonds of a series designated First Mortgage Bonds 7% Series due 2017; and

          WHEREAS, Section 14.01 of the Original Indenture provides, among other things, that the Company, when authorized by a resolution of its Board of Directors, and the Trustee from time to time may enter into an indenture or indentures supplemental thereto and which thereafter shall form a part thereof for the purpose of modifying any provisions of the Indenture provided that such modifications have been approved in accordance with Article 15 of the Original Indenture by the holders of bonds issued and outstanding under the Indenture; and

          WHEREAS, Section 14.02 of the Original Indenture provides that the Trustee is authorized to join with the Company in the execution of any such supplemental indenture; and

          WHEREAS, all requirements of law and of the restated articles of incorporation, as amended, and by-laws of the Company, including all requisite action on the part of its directors and officers, relating to the execution of this Thirtieth Supplemental Indenture have been complied with and observed, all approvals of holders of bonds issued and outstanding under the Indenture required pursuant to Article 15 of the Original Indenture in connection with this Thirtieth Supplemental Indenture have been obtained, and all things necessary to make this Thirtieth Supplemental Indenture a valid and legally binding instrument in accordance with its terms for the security of all bonds from time to time issued under the Indenture have happened, been done and been performed;

          NOW THEREFORE, IT IS HEREBY COVENANTED, DECLARED AND AGREED by and between the Company and the Trustee, for the benefit of those who hold bonds issued and to be issued under the Indenture as follows:
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                                                                               3

                                   ARTICLE 1.


                                 MISCELLANEOUS

        (S) 1.01 The WITNESSETH granting clause of the Original Indenture is hereby amended by:

               (i) deleting the words "impounding, storing, transporting and selling: in the eighth line of the third paragraph thereof;

               (ii) deleting the words "water, or in its business of" in the ninth line of the third paragraph thereof;

               (iii) deleting the words "all buildings, improvements,
                     standpipes, towers" in the first line of the fourth paragraph thereof;

               (iv) deleting the second through sixth lines of the fourth paragraph thereof;

               (v) deleting the words "ing, transmission or distribution of water;" in the seventh line of the fourth paragraph thereof;

               (vi) deleting the words "water or" in the fourteenth line of the fourth paragraph thereof;

               (vii) deleting the sixth paragraph thereof.

        (S) 1.02 Section 1.02(m) of the Original Indenture is hereby amended by deleting the words "water or" in the first and eighth lines thereof.

        (S) 1.03 Section 1.05 of the Original Indenture is hereby amended by deleting the words "water or" in the seventh and thirteenth lines thereof.

        (S) 1.04 Section 1.05(a)(2) of the Original Indenture is hereby amended by deleting the words "water or" in the fifth line thereof.

        (S) 1.05 Section 1.05(b)(4) of the Original Indenture is hereby amended by deleting the words "water or" in the fifth line thereof.

        (S) 1.06 Section 1.06(A)(1) of the Original Indenture is hereby amended by (i) deleting the words "water and gas businesses" in the second line thereof and (ii) substituting therefor the words "the gas business."

        (S) 1.07 Section 1.06(A)(2) of the Original Indenture is hereby amended by (i) deleting the word "businesses" in the second line thereof and substituting therefor the word "business" and (ii) deleting the words "the sum of twelve and one-half per centum (12 1/2%) of the gross water operating revenues and" in the fifteenth, sixteenth and seventeenth lines thereof.
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                                                                               4

        (S) 1.08 Section 1.06(A)(4) of the Original Indenture is hereby amended by deleting the words "water and gas businesses" in the second and third lines thereof and substituting therefor the words "gas business."

        (S) 1.09 The proviso in Section 1.06 of the Original Indenture is hereby amended by deleting the words "water and gas businesses" and substituting therefor the words "gas business" in the second line of clause (b) thereof.

        (S) 1.10 Section 3.06(3)(B)(h) of the Original Indenture is hereby amended by deleting the words "water or" in the second, fifth, and tenth lines thereof.

        (S) 1.11 Section 3.06(4) of the Original Indenture is hereby amended by deleting the words "water or" in the third and thirtieth lines thereof.

        (S) 1.12 Section 3.07 of the Original Indenture is hereby amended by adding the words "after the date of the consummation of the sale by Pennsylvania Enterprises, Inc. ("PEI") and the Company of the Company's regulated water utility operations and certain related assets (the "Sale of the Water Business") to Pennsylvania-American Water Company ("PAWC") pursuant to an Asset Purchase Agreement dated as of April 26, 1995 ( the "Asset Purchase Agreement") among PEI, the Company, PAWC and American Water Works Company, Inc." immediately after the word "cancellation" in the eighth line thereof.

        (S) 1.13 Section 3.07(2) of the Original Indenture is hereby amended by adding the words "after the date of the consummation of the Sale of the Water Business" immediately after the word "cancellation" in the tenth line thereof.

        (S) 1.14 Section 4.07 of the Original Indenture is hereby amended by deleting the words "water and" in the eighth line thereof.

        (S) 1.15  Section 4.10 of the Original Indenture is hereby amended by:

               (i) deleting the words "a sum equal to twelve and one-half per centum (12 1/2%) of the gross water operating revenues (as hereinafter defined) and" in the ninth, tenth and eleventh lines of the first paragraph thereof;

               (ii) by adding the words "after the date of the consummation of the Sale of the Water Business" immediately after the word "cancelled" in the fourth line of subdivision (3) of the first paragraph thereof;

               (iii) adding the words "; provided, further, that with respect to the calendar year in which the Sale of the Water
                     Business is consummated, there shall be deemed to be two accounting periods for purposes of the calculations set forth in this Section, the first of which (the "Pre-Sale Period") shall commence on January 1 of that
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                                                                               5

                      year and shall continue until the date immediately preceding the date of the consummation of the Sale of the Water Business and the second of which (the "Post-Sale Period") shall commence immediately following the consummation of the Sale of the Water Business and end on December 31 of that year; and provided, further, that all calculations made under this (S)4.10 (x) with respect to the Pre-Sale Period shall be made in accordance with the provisions of this Section as in effect on the date prior to the date of the consummation of the Sale of the Water Business and (y) with respect to the Post-Sale Period shall be made in accordance with the provisions of this Section as in effect immediately following the consummation of the Sale of the Water Business." at the end of the first paragraph thereof;

               (iv) deleting the words "the amount of the gross water operating revenues of the mortgaged property during such accounting period; (b)" in the third, fourth and fifth lines of the second paragraph thereof;

               (v) deleting "(c)" in the seventh and fifteenth lines of the second paragraph thereof and substituting therefor "(b)";

               (vi) deleting "(d)" in the eighth and sixteenth lines of the second paragraph thereof and substituting therefor "(c)";

               (vii) deleting "(e)" in the eleventh and sixteenth lines of the second paragraph thereof and substituting therefor "(d)";

               (viii) adding the words "; provided, however, that as of the date of the consummation of the Sale of the Water Business, the cumulative excess credit balance shown by the last preceding certificate of the Company (the certificate for the Pre-Sale Period) shall be deemed to be zero and the Company's calculation of excess credits for the Post-Sale Period and all subsequent periods shall include only the amount of excess credits after the date of the consummation of the Sale of the Water Business" immediately after the word "hereunder" in the thirteenth line of the second paragraph thereof;

               (ix) deleting "(f)" in the fourteenth line of the second paragraph thereof and the fourth line of the third paragraph thereof and substituting therefor "(e)";

               (x) by deleting the word "If" in the first line of the sixth paragraph thereof and substituting therefor the words "Except as otherwise provided in this Section, if";

               (xi) deleting the words "terms "gross water operating revenues" and" in the first line of the seventh paragraph thereof and substituting therefor the word "term";

               (xii) deleting the word "are" in the third line of the seventh paragraph thereof and substituting therefor the word "is";

               (xiii) deleting the words "water or" in the fourth, sixth, seventh and eleventh lines of the seventh paragraph thereof;

               (xiv) deleting the words "(as the case may be)" in the fourth, fifth, sixth, eighth, eleventh and twelfth lines thereof; and

               (xv) deleting the words "water or" in the sixth line of the eighth paragraph thereof.

        (S) 1.16  Section 4.11 of the Original Indenture is hereby amended by
(i) deleting the words "water and" in the sixteenth line thereof and (ii) adding the following proviso at the end thereof: "; provided, however, that the foregoing shall not restrict the Company from paying to PEI following the consummation of the Sale of the Water Business (i) an amount not to exceed $85 million to enable the Company to repurchase shares of its common stock, which funds would, in turn, be utilized by PEI to repurchase shares of PEI common stock and (ii) a one-time special dividend of a $30 million note to reduce by $30 million the Company's common shareholder's investment in the Company, and that such payment and dividend shall not reduce the amount of the earned surplus of the Company for purposes of any determination thereof under this (S) 4.11."

        (S) 1.17  Section 8.03 of the Original Indenture is hereby amended by
(i) deleting the words "water and" in the first and second lines of the second paragraph thereof and (ii) adding the following proviso at the end thereof:
"Notwithstanding the foregoing, nothing in this Indenture shall prevent the Company from obtaining releases from the lien of this Indenture of (a) all real and personal property of the Company which are not used exclusively in the Company's gas utility operations and (b) all real property of the Company which is the subject of the operating and maintenance easement agreement to be executed by the Company and PAWC in connection with the Sale of the Water Business (the releases referenced in clauses (a) and (b) of this proviso are hereby collectively referred to herein as the "Special Release"); and provided, further, that notwithstanding anything set forth in (S)8.03, the Company shall not be required to comply with the conditions set forth in paragraphs (C), (D),
(E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 or lines six through twelve (other than the word "requested" in line six) of (paragraph G)(1) in connection with obtaining the Special Release and the Trustee shall execute and deliver the Special Releases to the Company without receipt of items set forth in paragraphs
(C), (D), (E), (F), (G)(2), (G)(4), or (G)(5) of (S)8.03 and lines six through twelve (except for the word "requested" in line six of paragraph (G)(1). In connection with obtaining the Special Release, the Company shall deliver to the Trustee (x) a certificate of the Company stating the book value of the remaining property viz: all real and personal property of the Company which are used exclusively in connection with the Company's gas utility operations, following the release of the real and personal property which are the subject of the Special Release and (y) a certificate of an independent engineer stating that based upon the results of an appraisal performed by such independent engineer, the aggregate fair value of the remaining property following the release of the real and personal property which are the subject of the Special Releases will be equal to no less than 166 2/3% of the aggregate principal amount of the bonds issued under this Indenture which will be outstanding immediately following the consummation of the Sale of the Water Business."

        (S) 1.18 Section 8.11 of the Original Indenture is hereby amended by adding the following paragraph at the end thereof. "The provisions set forth in this (S)8.11 shall not apply to any consideration to be received by the Company in connection with the properties which are the subject of the Special Releases, the Company shall not be required to pay any of such consideration to the Trustee and no part of any such consideration shall be deemed to be "trust moneys" for purposes of this Indenture."

        (S) 1.19 The amendments to the Original Indenture set forth in (S) 1.01-(S) 1.19 hereof shall take effect on the date of the consummation of the Sale of the Water Business.

        (S) 1.20 The Trustee accepts the trusts hereby declared and provided and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Thirtieth Supplemental Indenture set forth. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Thirtieth Supplemental Indenture or the due execution hereof by the Company, or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

          The Original Indenture as heretofore supplemented by twenty-nine supplemental indentures and as supplemented by this Thirtieth Supplemental Indenture is in all respects ratified and confirmed, and the Original Indenture, together with the thirty indentures supplemental thereto, shall be read, taken and construed as one and the same indenture.

        (S) 1.21 This Thirtieth Supplemental Indenture may be executed in any number of counterparts, and all said counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          Pennsylvania Gas and Water Company does hereby constitute and appoint Thomas J. Ward to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirtieth Supplemental Indenture before any person having authority by the laws of the Commonwealth of Pennsylvania to take such acknowledgment, to the intent that the same may be duly recorded, and First Trust of New York, National Association does hereby constitute and appoint [Catherine F. Donohue] to be its attorney for it, and in its name and as and for its corporate act and deed to acknowledge this Thirtieth Supplemental Indenture before any person having authority by the laws of the State of New York to take such acknowledgment, to the intent that the same may be duly recorded.

          IN WITNESS WHEREOF, said Pennsylvania Gas and Water Company and said First Trust of New York, National Association have caused this Supplemental Indenture to be signed in their respective corporate names, and their respective corporate seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                    PENNSYLVANIA GAS AND
                                      WATER COMPANY


                                    By:  _______________________________
                                         Name: John F. Kell, Jr.
                                         Title:  Vice President, Finance

[Corporate Seal]

Attest:


______________________________
          Secretary


                                    FIRST TRUST OF NEW YORK,
                                      NATIONAL ASSOCIATION



                                    By:  _______________________________
                                         Name:
                                         Title:

[Corporate Seal]



Attest:


______________________________
     Assistant Secretary

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF LUZERNE               )

          BE IT REMEMBERED that on the ___th day of December, A.D. 1995, before the undersigned Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally came Thomas
J. Ward, who, being duly sworn according to law, doth depose and say that he was personally present and did see the common or corporate seal of the above-named PENNSYLVANIA GAS AND WATER COMPANY affixed to the foregoing Supplemental Indenture; that the seal so affixed is the common or corporate seal of said PENNSYLVANIA GAS AND WATER COMPANY and was so affixed by authority of said corporation as the act and deed thereof; that the above-named John F. Kell, Jr. is the Vice President, Finance of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is the Secretary of the said corporation and that the name of this deponent, above signed in attestation of the due execution of the said supplemental Indenture, is in this deponent's own proper handwriting.


                                               ---------------------------------
                                                         Thomas J. Ward

       [Notarial Seal]

Sworn and subscribed before me
  the day and year aforesaid.



------------------------------
        Notary Public

COMMONWEALTH OF PENNSYLVANIA    )
                                ) ss.:
COUNTY OF LUZERNE               )

          I HEREBY CERTIFY that on this ___th day of December, A.D. 1995, before me, a Notary Public in and for said County and said Commonwealth, commissioned for and residing in the County of Luzerne, personally appeared Thomas J. Ward, the attorney named in the foregoing Supplemental Indenture, and he, by virtue and in pursuance of the authority therein conferred upon him, acknowledged said Supplemental Indenture to be the act and deed of the said PENNSYLVANIA GAS AND WATER COMPANY.

          Witness my hand and notarial seal the day and year aforesaid.


                                               ---------------------------------
                                                          Notary Public

 [Notarial Seal]

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          BE IT REMEMBERED that on the ___th day of December, A.D. 1995, before the undersigned Notary Public in and for said County and State, commissioned for the County of New York, personally came [Catherine F. Donohue] who, being duly sworn according to law, doth depose and say that she was personally present and did see the corporate seal of the above-named FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, affixed to the foregoing Supplemental Indenture; that the seal so affixed is the corporate seal of said FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, and was so affixed by authority of said corporation as the act and deed thereof; that the above-named ___________________________ is a Vice President of said corporation and did sign the said Supplemental Indenture as such in the presence of this deponent; that this deponent is an Assistant Secretary of said corporation and that the name of this deponent, above signed in attestation of the due execution of the said supplemental Indenture, is in this deponent's own proper handwriting.



                                               ---------------------------------
                                                      Catherine F. Donohue



Sworn and subscribed before me
the day and year aforesaid.                             [Notarial Seal]



------------------------------
        Notary Public

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

          I HEREBY CERTIFY that on this ___th day of December, A.D. 1995, before me, a Notary Public in and for said County and State, commissioned for the County of New York, personally appeared [Catherine F. Donohue], the attorney named in the foregoing Supplemental Indenture, and she, by virtue and in pursuance of the authority therein conferred upon her, acknowledged said Supplemental Indenture to be the act and deed of the said FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION.

          Witness my hand and notarial seal the day and year aforesaid.



                                    ---------------------------------
                                              Notary Public

 [Notarial Seal]


                            CERTIFICATE OF RESIDENCE

          FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION hereby certifies that its precise name and address as Trustee hereunder are: FIRST TRUST OF NEW YORK, NATIONAL ASSOCIATION, 100 WALL STREET, SUITE 1600, NEW YORK, NEW YORK 10005.




                                    By: ________________________________
                                        Name:
                                        Title:  Vice President